UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

August 14, 2020

AmpliTech Group, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-54355	92-4566352
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

620 Johnson Avenue

Bohemia, NY 11716

(Address of principal executive offices)

(631)-521-7831

(Registrant’s telephone number, including area code)

___________________________________________

(Former Name or former address if changed from last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 14, 2020, Amplitech Group, Inc., (“AMPLITECH”) entered a mutual non-disclosure/joint venture confidentiality agreement (the “Agreement”) with Orban Microwave, Inc. (“ORBAN”), to sell, market, and develop products of both companies relating to the production and construction of microwave amplifiers by AmpliTech , and/or antenna products by ORBAN, specifically or non-specifically related to use in 5G/6G MIMO antenna systems, Airline Wi-Fi Planar phased array flat panel antenna/amplifier systems, as well as other systems that may require a joint product. In some cases, the companies may participate in individually buying each other's products for a customer(s) when necessary with a separate agreement defining the details of the transactions.

The material terms of the Agreement is share confidential information about each party to further the business objects of each company, along with the obligation to keep each other party’s proprietary information confidential.

Prior to the date of the Agreement, AMPLITECH’s only relationship with ORBAN was the negotiation of the Agreement. The agreement was entered into at an arm’s-length.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Mutual non-disclosure/joint venture confidentiality agreement, by and between Amplitech Group, Inc. and Orban Microwave, Inc., dated August 14, 2020.

99.1	Press release published by Amplitech Group, Inc. on August 20, 2020.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Amplitech Group, Inc.

August 20, 2020		/s/ Fawad Maqbool
	By:	Fawad Maqbool
	Title:	President

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EXHIBIT INDEX

Exhibit No.	Document Description

10.1	Mutual non-disclosure/joint venture confidentiality agreement, by and between Amplitech Group, Inc. and Orban Microwave, Inc., dated August 14, 2020.

99.1	Press release published by Amplitech Group, Inc. on August 20, 2020.

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